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Michael A. Pignatella
Counsel
(860) 580-2831
Fax: (860) 580-4934
Michael.pignatella@us.ing.com

April 18, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Attention: Filing Desk

Re:	ING Life Insurance and Annuity Company and its Variable Annuity Account C
Post-Effective Amendment No. 37 to Registration Statement on Form N-4
Prospectus Title: Pension IRA - Individual Deferred Variable Annuity Contracts for
Individual Retirement Annuities (Section 408(b)) and Simplified Employee Pension
Plans (Section 408(k))
File Nos. 33-75992 and 811-2513

Ladies and Gentlemen:

On behalf of ING Life Insurance and Annuity Company (the “Depositor”) and under the Securities
Act of 1933 (the “1933 Act”), we are submitting for filing under Rule 485(b) of the 1933 Act,
Post-Effective Amendment No. 37 to the Registration Statement on Form N-4. This filing describes the Individual Deferred Variable Annuity Contracts for Individual Retirement Annuities
and Simplified Employee Pension Plans (the “Contracts”). The Contracts are funded through the
Depositor’s Variable Annuity Account C (the “Separate Account”).

The purpose of this filing is to (1) update financial information for the Depositor and the Separate
Account; (2) update information for the underlying funds; and (3) make certain nonmaterial changes to the prospectus and statement of additional information in order to clarify and improve disclosure, some of which are in response to comments received from the Staff on other filings throughout the year.

Windsor Site One Orange Way Windsor, CT 06095-4774	ING North America Insurance Corporation

It is proposed that this Post-Effective Amendment become effective on April 28, 2008.

As counsel to the Registrant, I have reviewed the enclosed Post-Effective Amendment No. 37 which is being filed under Rule 485(b) of the 1933 Act. Pursuant to Rule 485(b)(4), I hereby represent that the enclosed Post-Effective Amendment No. 37 does not contain any disclosure which would render it ineligible to become effective under Rule 485(b)(1).

If you have any questions, please call the undersigned at 860-580-2831 or Nicole Molleur at 860-
580-2826.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella